                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

Filed by the registrant /x/
Filed by a party other than the registrant / /
Check the appropriate box:
     / /  Preliminary proxy statement
     /x/  Definitive proxy statement
     / /  Definitive additional materials
     / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                    PSS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /x/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rules
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1)  Title of each class of securities to which transaction applies:
Common Stock, $1 par value
- --------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
19,473,728 shares of Common Stock
- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
- --------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
      / / Check box if any part of fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount previously paid:

- --------------------------------------------------------------------------------
     (2)  Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3)  Filing party:

- --------------------------------------------------------------------------------
     (4)  Date filed:

- --------------------------------------------------------------------------------

___________________
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                    PSS, INC.
                                1511 SIXTH AVENUE
                           SEATTLE, WASHINGTON  98101

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                  JULY 12, 1994


To the Stockholders of
PSS, INC.

     The Annual Meeting of Stockholders of PSS, INC. will be held at the Washington Athletic Club, 1325 6th Avenue, Seattle, Washington, on Tuesday, July 12, 1994 at 10:00 a.m. local time for the following purposes, all as set forth in the Proxy Statement:

          (1) To elect four directors to serve until the next Annual Meeting and until their successors are elected and qualified. The nominees of the Board of Directors are named in the attached Proxy Statement.

          (2) To transact such other business as may properly come before the meeting, and any and all adjournments or postponements thereof.

     Only stockholders of record on the books of the Company at the close of business on June 21, 1994 will be entitled to notice of and to vote at the Meeting.

     Your proxy form is enclosed in the window pocket of the outside envelope. The proxy form indicates the number of shares owned by you.

     To assure your representation at the meeting, we urge you to complete, sign and date the proxy form and return it promptly in the enclosed, postage-paid return envelope. Please do this even if you plan to attend the meeting, as the return of the signed proxy will not limit your right to vote in person, but it will assure that your vote will be counted in the event your plans for personal attendance should change.

                                        MARK BROWN
                                        President and Secretary
Dated:  June 23, 1994



Your copy of the Company's Annual Report for the fiscal year ended October 30, 1993 accompanies this Notice but is not a part of the proxy solicitation material.

                                    PSS, INC.

                                 PROXY STATEMENT

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 12, 1994



     This statement is furnished to stockholders of PSS, INC., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies for use at its Annual Meeting of Stockholders (the "Meeting") scheduled to be held on Tuesday, July 12, 1994 at 10:00 a.m. local time, at the Washington Athletic Club, 1325 6th Avenue, Seattle, Washington, and at any and all adjournments or postponements thereof. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed form of proxy will commence on or about June 23, 1994.

     At the Meeting, stockholders of the Company will vote upon (1) the election of four directors; and (2) such other business as may properly come before the Meeting and any and all adjournments thereof.


VOTING RIGHTS AND VOTES REQUIRED

     The close of business on June 21, 1994 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, the Company had outstanding and entitled to vote 19,473,728 shares of Common Stock.

     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held.

     Directors are elected by plurality of the votes cast. Stockholders may not cumulate their votes.

VOTING OF PROXIES

     In connection with the solicitation by the Board of Directors of proxies for use at the Meeting, the Board of Directors has designated Mark Brown and James M. Lieb as proxies. Shares represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under "Election of Directors". Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for determining the presence of a quorum. Shares abstaining will be considered as votes present in person or represented by proxy and entitled to vote with respect to that matter (effectively an "against" vote). Shares subject to broker non-votes with respect to any matter are not considered as votes present or represented by proxy and entitled to vote with respect to that matter.

     The Board of Directors is not aware of any matters which will come before the Meeting other than as described above. However, if such matters are duly presented, the named proxy will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the Meeting.

REVOCATION OF PROXIES

     Any proxy pursuant to this solicitation may be revoked by a stockholder at any time before it is exercised. Any proxy may be revoked in writing or by a valid proxy bearing a later date delivered to the Company, or by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

     The expense of this solicitation will be paid by the Company.

ITEM 1:  ELECTION OF DIRECTORS

     Four directors are to be elected at the Annual Meeting, each of whom will serve until the next Annual Meeting and until his respective successor shall have been elected or appointed. The four individuals designated by the Board of Directors as nominees for election as directors at the Meeting are Larry Chroman, James M. Lieb, Gerald Nathanson and Eddie Trump. All of the nominees are currently directors and were previously elected by the stockholders. In the absence of instructions to the contrary, votes will be cast for the election of the nominees as directors pursuant to the proxies solicited hereby. Although the Board of Directors expects that each of the nominees will be available to serve as a director, in the event any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly (see CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS--STOCKHOLDERS' AGREEMENT).


                                                                                    Year
Nominee and Position                      Principal Occupation and                  First
  With the Company       Age            Five Year Employment History               Elected
- -------------------      ---            ----------------------------               -------

Larry Chroman            42        Co-manager of certain investments for the         1991
  Director                         William Zimmerman family for more than five
                                   years.

James M. Lieb            44        Senior Vice President of The Trump Group          1989
  Director                         (a private investment group) for more than
                                   five years.

Gerald Nathanson         57        Chief Executive Officer, US Holographics          1986
  Director                         (marketing company for holographic products)
                                   since April 1992.  Managing Director,
                                   C4 Marketing (an import company) until
                                   January 1992.

Eddie Trump              48        President of The Trump Group for more than        1986
  Director                         five years.


     Pursuant to the terms of the Subscription and Stockholders' Agreement, dated May 7, 1986 (the "Stockholders' Agreement"), as amended as of November 25, 1987 (the "November 1987 Agreement" and, as amended, the "Amended Stockholders' Agreement"), between the Company's two major stockholders, Zimmerman Retailing Group Limited ("Zimco") and Seacorp, Inc. ("Seacorp"), which is an affiliate of The Trump Group, Seacorp will, subject to certain conditions, be entitled to nominate as directors one-half of the Company's Nonindependent Directors (as defined in the Company's Restated Certificate of Incorporation) plus one, and Zimco will be entitled to nominate one-half of the Nonindependent Directors minus one. The Amended Stockholders' Agreement also provides that each of Zimco and Seacorp will be present at each meeting of stockholders and vote for each other's nominees for the Board of Directors. As a result of these arrangements and because, together, Zimco and Seacorp own in excess of 50% of the Company's common stock, the election of Seacorp's and Zimco's nominees for directors is assured, regardless of any vote of the Company's other stockholders. Messrs. Lieb and Trump are nominees of Seacorp; Mr. Chroman is the nominee of Zimco.
See the discussion under CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-- STOCKHOLDERS' AGREEMENT.

     The Trump Group, of which Mr. Trump is a director and an officer and Mr. Lieb is an officer, through affiliates, controls Seacorp. See the discussion under SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The Company's Board of Directors held three meetings in the 1993 fiscal year and each nominee who was then a director attended all of the meetings held. The Board has no nominating, compensation or audit committee.

ITEM 2.  OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before this Annual Meeting. If other matters come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of May 1, 1994, information concerning the beneficial ownership of the common stock of the Company by (i) persons known by the Company to own beneficially more than 5% of its outstanding common stock,
(ii) each of the directors of the Company who beneficially owns any shares and
(iii) all directors and executive officers of the Company as a group. Except as set forth in the footnotes to the table, the stockholders have sole voting and investment power over such shares. Unless otherwise specified, the address for all directors is the address of the Company's executive offices. The address for Messrs. Julius and Eddie Trump is the address set forth below for Seacorp; the address for Mr. Podoll is the address set forth below for Zimmerman Retailing Group Limited.


                                          Amount and Nature     Percent
                                            of Beneficial          of
                Name                         Ownership           Class
- -----------------------------------       -----------------     -------
  Christopher Podoll (a)                       7,330,284        37.6%
  Zimmerman Retailing Group Limited (a)        7,330,284        37.6%
   P.O. Box 948
   Route 2, Pleasant Plain Road
   Fairfield, IA 52556
  Seacorp, Inc. (b)                            8,014,705        41.1%
   1511 6th Avenue
   Seattle, WA 98101
  Eddie Trump (b,c)                            8,014,705        41.1%
  Julius Trump (b,c)                           8,014,705        41.1%
  MBL Life Assurance Corporation (c)           8,014,705        41.1%
   520 Broad Street
   Newark, NJ  07102

  All Directors and Executive Officers as      8,014,705        41.1%
   a Group (5 persons) (d)


(a) According to the Schedule 13D, as amended (the "Zimco Amended 13D"), filed with the Securities and Exchange Commission (the "Commission"), Zimco is an Iowa limited partnership, the sole general partner of which is Soma 2 L.P., a Delaware limited partnership ("Soma 2"). Soma 2 has as its general partner ZRG Co., Inc., a Delaware corporation ("ZRG"), for which Mr. Podoll serves as the sole executive officer and director. Mr. Podoll is a manager of investments of the William Zimmerman family. Amounts include 8,079 shares issuable upon conversion of Debentures beneficially owned by Zimco. Amounts do not include the ownership of 6,000 shares, and 3,810 shares issuable upon conversion of the Company's convertible debentures, owned by the Surya Financial, Inc. Retirement Plan, a retirement plan for the benefit of various employees of Surya Financial, Inc., an affiliate of Zimco.

(b) According to the Schedule 13D, as amended, filed with the Commission by Julius Trump, Eddie Trump and Seacorp, Seacorp is, and Messrs. Julius and Eddie Trump may be deemed to be, the beneficial owner(s) of 8,014,705 shares of common stock. Such amount includes 8,079 shares issuable upon conversion of Debentures beneficially owned by an affiliate of Seacorp. As set forth in the Schedule 13D, Seacorp is a Delaware corporation and does not presently have any business other than the ownership of shares of common stock of the Company. Seacorp is indirectly controlled by Messrs. Julius and Eddie Trump, subject to the option referred to in footnote (c) below.

(c) MBL Life Assurance Corporation ("MBL") has an option to acquire 50% of Seacorp for an aggregate exercise price of $100. If MBL were to exercise its option, Messrs. Julius and Eddie Trump would collectively own indirectly 50% of the outstanding capital stock of Seacorp and MBL would own the balance.

(d) Assumes the conversion of all Debentures beneficially owned by an affiliate of Seacorp. Does not include shares owned by Zimco. Mr. Chroman, who is a director of the Company, is co-manager of certain investments for the William Zimmerman family and Mr. Podoll, who is also such a manager, is, as noted above, the sole executive officer and director of affiliates of Zimco.


EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information concerning the executive officers of the Company.


                                                             Present Principal  Occupation
   Name and Position                                            or Employment and Five
    With the Company                  Age                       Year Employment History
- ----------------------------          ---                    -----------------------------
Mark Brown                            41     President of the Company since January 1993.  Chief Financial
  President, Chief Financial                 Officer of GSC Technologies, Inc. (a development stage,
  and Accounting Officer,                    environment technology company, which is not affiliated with the
  Secretary and Treasurer                    Company, Seacorp or Zimco) since January 1994.  Secretary,
                                             Treasurer and Chief Financial and Accounting Officer of the
                                             Company since January 1992.  Vice President of the Company from
                                             January 1992 until January 1993.  Assistant Secretary of the
                                             Company from June 1988 until January 1993.  Vice President,
                                             Finance of Seattle Holdings Corporation, an affiliate of Seacorp, for more than five years.


EXECUTIVE COMPENSATION

          COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

          During the year ended October 30, 1993, in full and final satisfaction of the Company's obligation to provide insurance as required by terms of a consulting agreement entered into in 1988, the Company paid Mr. Nathanson $21,600 as reimbursement of the cost of life insurance. Mr. Nathanson had previously been paid all other amounts due, including consulting fees, pursuant to such consulting agreement.

          Prior to December 31, 1993, the Company had no employees and its officers served without compensation. Commencing in January 1994, the Company entered into an arrangement to pay directly for the services of its President and Chief Financial Officer (who serves on a part time basis) at the rate of $5,000 per month, plus the cost of medical insurance benefits (prior to January 1994 such services were provided through an affiliate of Seacorp for which such affiliate received fees in amounts approximating its costs based upon hours expended.) Other than as described in the preceding sentence and as described below under SERVICES PROVIDED BY AFFILIATES, there are currently no arrangements under which any officer or director of the Company will receive compensation for serving as such; however, such arrangements may be made in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          STOCKHOLDERS' AGREEMENT

          GENERAL. On May 7, 1986, Zimco, Seacorp and the Company entered into the Stockholders' Agreement relating to, among other things, the election of directors. Subsequently, in consideration of Seacorp causing to be made available (either directly or through an affiliate) short-term borrowing facilities aggregating $20 million to the Company and its affiliates, Seacorp, Zimco and certain related parties entered into an agreement amending the Stockholders' Agreement (the "November 1987 Amendment") in certain respects. In connection with the Amended Stockholders' Agreement, the parent of Seacorp guaranteed Company borrowings under such short-term borrowing facilities (which have since expired) in an amount up to $15 million.

          The Stockholders' Agreement and the November 1987 Amendment were entered into by Seacorp and Zimco and certain of its related parties on their own behalf and on behalf of their respective permitted transferees, for the exclusive benefit of Seacorp and its permitted transferees (the "Seacorp Group"), and Zimco and its permitted transferees and certain of its related parties (the "Zimco Group"). The Amended Stockholders' Agreement also contains certain indemnities in favor of (and for the benefit of) the Company. The Amended Stockholders' Agreement may be amended or waived by Zimco and Seacorp without the consent of the Company or any other person and is not intended to be enforceable except by the Seacorp Group and the Zimco Group. Pursuant to separate agreements, the Company has granted certain registration rights to each Group and certain of each Group's transferees.

          ELECTION OF DIRECTORS. The Stockholders' Agreement had provided that each Group would nominate and vote for an equal number of nominees on the Company's Board of Directors and vote as stockholders in favor of each matter previously approved by a majority of the directors nominated by Zimco and Seacorp and vote against each matter not so approved. However, if at any time one Group owned less than one-third the number of shares of Common Stock owned by the other, the Group with the greater number of shares of Common Stock would be entitled to nominate one additional director and the other Group would be entitled to nominate one less director. The November 1987 Agreement amended the Stockholders' Agreement to provide that so long as Messrs. Julius and Eddie Trump or their affiliates or certain related parties and certain other designated parties (collectively, the "Trump Group") and/or MBL or its affiliates (collectively, "Mutual Benefit") remain the beneficial owners, directly or indirectly, of at least a majority of the shares of Common Stock owned by Seacorp as of November 25, 1987, Seacorp will be entitled to nominate as directors one-half the number of Nonindependent Directors plus one and Zimco will be entitled to nominate as directors one-half the number of Nonindependent Directors minus one, and that at all times at least four seats on the Company's Board of Directors will be reserved for Nonindependent Directors. At such time as the Trump Group and/or Mutual Benefit is no longer the beneficial owner of a majority of shares of Common Stock owned by Seacorp on November 25, 1987, the provision in the Stockholders' Agreement prior to the November 1987 Agreement relating to the election of directors would be applicable so that each of Seacorp and Zimco would nominate and vote for an equal number of nominees on the Company's Board of Directors.

          The Company's Certificate of Incorporation provides that actions by the Company's Board of Directors generally require the affirmative vote of that number of directors equal to the sum of (i) the number of Independent Directors (as defined) plus (ii) a majority of the Nonindependent Directors. See

ITEM 1: ELECTION OF DIRECTORS. The voting agreement in the Amended Stockholders' Agreement with respect to the election of directors terminates at such time as the Nonindependent Directors cease to constitute a majority of the Board of Directors.

          CERTAIN OTHER VOTING ARRANGEMENTS.    The Amended Stockholders'
Agreement provides that Seacorp and the Zimco Group will use their best efforts to cause the Seacorp Directors and the Zimco Directors to vote against any issuance of capital stock of the Company or its subsidiaries (i) to any affiliate of Seacorp unless the Zimco Group is first offered the opportunity to purchase a portion of such shares pro rata in accordance with their then ownership of shares of common stock, for the same consideration that is to be paid by such affiliate, or (ii) to any entity not affiliated with Seacorp without the consent or approval of the holders of a majority of the outstanding shares of common stock, subject in each case to waiver by the Zimco Directors.

          TERMINATION. The Amended Stockholders' Agreement terminates upon the earliest to occur of: (a) October 31, 1995; (b) the time when both the Zimco Group and the Seacorp Group own fewer than 1,050,000 shares of the Company's Common Stock; or (c) the time when either the Zimco Group or the Seacorp Group owns fewer than 700,000 shares of the Company's Common Stock.

          SERVICES PROVIDED BY AFFILIATES

          Affiliates of Seacorp provide the Company with accounting, tax, legal, treasury and other services. Fees for such services approximated $167,000 for the year ended October 30, 1993 and are based upon hours expended by such affiliate's employees at rates approximating such affiliate's cost.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Company does not have a compensation or similar committee. Employees of Seacorp's affiliates on account of whose services such affiliates received fees included Mark Brown (President, Chief Financial and Accounting Officer, Secretary and Treasurer of the Company) and James M. Lieb (a director of the Company), each of whom may, from time to time, have had involvement in the Board's consideration of such fees.

                                PERFORMANCE GRAPH

     The following graph, which was obtained by the Company from Media General Financial Services of Richmond, Virginia ("Media General"), compares the cumulative return to holders of the Company's Common Stock for the five years ended October 30, 1993 with (i) the NASDAQ Market Index and (ii) a published industry group index of companies within the Mortgage Investment code maintained by Media General. The comparison assumes $100 was invested on October 29, 1988 in the Company's Common Stock and in each of the comparison groups and assumes reinvestment of dividends (the Company paid no dividends during the periods).

                                     [Graph]

                         INDEPENDENT PUBLIC ACCOUNTANTS

          Price Waterhouse, the Company's independent public accountants for the fiscal year most recently ended, will have representatives present at the Meeting to make a statement if so desired and will be able to respond to appropriate questions. Independent public accountants for the current fiscal year will be selected after review by the Board of Directors.

                  STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

          If a stockholder intends to present a proposal to stockholders at the 1995 annual meeting, the proposal, in order to be included in the Company's Proxy Statement and form of proxy for that annual meeting, must be received by the Company at its principal executive office on or before February 22, 1995. Such a proposal, if mailed, should be mailed certified--return receipt requested.

Dated:  June 23, 1994

                                        Mark Brown
                                        President and Secretary